Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of October 29, 2019 (this “Agreement”), by and among Intrexon Corporation, a Virginia corporation (“Seller”), and TS AquaCulture LLC, a Virginia limited liability company (“Purchaser”).

Purchaser desires to purchase from Seller, and Seller desire to sell to Purchaser, 8,239,199 shares of common stock, par value $0.001 per share (the “AQB Shares”), of AquaBounty Technologies, Inc., a Delaware corporation (the “Company”).

Accordingly, intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

Purchase and Sale of AQB Shares; Closing

Section 1.01    Purchase and Sale of the AQB Shares.

(a)    On the terms and subject to the conditions hereof, at the Closing, Seller hereby sells, transfers and delivers, or causes to be sold, transferred or delivered, to Purchaser, and Purchaser hereby purchases from Seller, the AQB Shares for an aggregate purchase price of $21,586,701.38 (the “Purchase Price”), payable as set forth below in Section 1.02 (Closing Date). The purchase and sale of the AQB Shares is referred to herein as the “Acquisition”. The Acquisition and the other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

(b)    Concurrently with the Acquisition, at the Closing, Seller hereby assigns to Purchaser all Seller’s rights, and Purchaser hereby accepts and assumes from Seller all such rights and all Seller’s obligations, under the Relationship Agreement dated as of December 5, 2012 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Relationship Agreement”), by and between Seller and the Company, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.7 to the Company’s Registration Statement on Form 10 on November 7, 2016, in accordance with Section 9 of the Relationship Agreement.

Section 1.02    Closing Date. The closing of the Acquisition (the “Closing”) shall take place at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, at 8:00 a.m., New York time, on the date hereof (the “Closing Date”).

Section 1.03    Transactions To Be Effected at the Closing. At the Closing:

(a)    Seller shall direct Computershare Trust Company, N.A. (“CTS”), the Company’s transfer agent for the AQB Shares, to effect on its books and records the sale and transfer of all the AQB Shares to Purchaser. At or before the Closing, Seller shall deliver to Purchaser and CTS (i) executed transfer of ownership forms with signature guarantee by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any other documents that may be reasonably requested to effect the transfer of the AQB Shares. At or before the Closing, Purchaser shall deliver (i) executed transfer of ownership forms, including a substitute IRS Form W-9 executed by Purchaser and (ii) any other documents that may be reasonably requested to effect the transfer of the AQB Shares;

(b)    Seller shall deliver or cause to be delivered to Purchaser a certification of non-foreign status, for purposes of Sections 897 and 1445 of the Code; and

(c)    Purchaser shall deliver to Seller payment, by wire transfer to a bank account designated in writing by Seller, of immediately available funds in an amount equal to the Purchase Price.

Section 1.04    Transactions to Be Effected after the Closing. Each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other Transactions, and in the case of the Seller, to provide to Buyer all the benefits reasonably contemplated thereby.

ARTICLE II

Representations and Warranties

Relating to Seller and the AQB Shares

Seller hereby represents and warrants to Purchaser, as of the Closing Date, as follows:

Section 2.01    Organization, Standing and Power. Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

Section 2.02    Authority; Execution and Delivery; Enforceability. Seller has full power and authority to execute this Agreement and to consummate the Transactions. The execution and delivery by Seller of this Agreement and the consummation by Seller of the Transactions have been duly authorized by all necessary corporate action. Seller has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 2.03    No Conflicts; Consents. The execution and delivery by Seller hereof do not, and the consummation of the Transactions and compliance by Seller with the terms hereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the articles of incorporation or by-laws (or comparable documents) of Seller, (ii) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which Seller is a party or by which any of its properties or assets is bound or (iii) any Judgment or Law applicable to Seller or its properties or assets. No material consent, approval, waiver, license, permit, franchise, authorization or Judgment (“Consent”) of, or registration, declaration, notice, report, submission or other filing (“Filing”) with, any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality (in each case whether Federal, state, local, foreign, international or multinational) (a “Governmental Entity”) is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance hereof or the consummation of the Transactions, other than (i) such Filings and Consents as may be required solely by reason of Purchaser’s (as opposed to any other third party’s) participation in the Transactions and (ii) such Filings as may be required pursuant to Sections 13 and 16 of the Exchange Act.

Section 2.04    The AQB Shares. Seller, directly or through one or more Subsidiaries, has good and valid title to the AQB Shares, free and clear of all Liens (other than the restrictions on voting applicable to Seller by the terms of the Relationship Agreement). Assuming Purchaser has the requisite power and authority to be the lawful owner of such AQB Shares, upon Closing, good and valid title to the AQB Shares will pass to Purchaser, free and clear of any Liens (other than those arising out of agreements of Purchaser or its Affiliates, other than this Agreement).

Section 2.05    Accredited Investor. Such Seller is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and shall submit to the Purchaser such further assurances of such status as may be reasonably requested by the Purchaser.

ARTICLE III

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller, as of the Closing Date, as follows:

Section 3.01    Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate, partnership or limited liability company power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

Section 3.02    Authority; Execution and Delivery; and Enforceability. Purchaser has full limited liability company power and authority to execute this Agreement and to consummate the Transactions. The execution and delivery by Purchaser hereof and the consummation by Purchaser of the Transactions have been duly authorized by all necessary limited liability company action. Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 3.03    No Conflicts; Consents. The execution and delivery by Purchaser hereof do not, and the consummation of the Transactions and compliance by Purchaser with the terms hereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the certificate of formation or limited liability company agreement (or comparable documents) of Purchaser or any of its Subsidiaries, (ii) any Contract to which Purchaser or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Law applicable to Purchaser or any of its Subsidiaries or their respective properties or assets. No Consent of or Filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its Subsidiaries in connection with the execution, delivery and performance hereof or the consummation of the Transactions, other than such Filings as may be required pursuant to Sections 13 and 16 of the Exchange Act.

Section 3.04    Securities Act. The AQB Shares purchased by Purchaser pursuant hereto are being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act. Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, and shall submit to Seller such further assurances of such status as may be reasonably requested by Seller.

Section 3.05    Investigation and Non-Reliance of Purchaser; No Additional Representations. Purchaser acknowledges and agrees that (i) no Person, including Seller, has made any representation or warranty, express or implied, as to the Company, the Company’s business, the AQB Shares, or the accuracy or completeness of any information regarding the Company, the Company’s business or the AQB Shares, except as expressly set forth in Article II (ii) Purchaser has not relied on any representation or warranty from Seller or any other Person in determining to enter into this Agreement, except as expressly set forth in Article II, (iii) no officer, director, manager, stockholder, agent, Affiliate, advisor, representative or employee of Seller or any other Person has any authority, express or implied, to make any representation, warranty or agreement not specifically set forth in Article II, (iv) Seller has no obligation to disclose any information regarding the Company, the Company’s business or the AQB Shares, and (v) neither Seller nor any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser’s use of any information regarding the Company, the Company’s business or the AQB Shares. Without limiting the generality of the foregoing, Purchaser acknowledges that neither Seller nor any other Person has made any representation or warranty, express or implied, as to any financial projections, forecasts, cost estimates and other predictions relating to the Company, the Company’s business or the AQB Shares or as to the probable success or profitability of the Company, the Company’s business or the AQB Shares. Purchaser acknowledges that its purchase of the AQB Shares is speculative and Purchaser may lose its investment therein.

ARTICLE IV

General Provisions

Section 4.01    Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing and the delivery of the AQB Shares.

Section 4.02    Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, a party hereto may waive compliance by the other party hereto with any term or provision hereof that such other party was or is obligated to comply with or perform. No delay or omission by any party hereto to exercise any right or power under this Agreement or pursuant to Law shall impair such right or power or be construed as a waiver thereof. A waiver by either party of any representation, warranty, covenant or condition shall not be construed to be a waiver of any succeeding breach or of any other representation, warranty, covenant or condition.

Section 4.03    Expenses; Transfer Taxes.

(a)    Except as otherwise expressly set forth in Section 4.03(b), all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense.

(b)    All real property transfer or gains tax, sales tax, use tax, stamp tax, stock transfer tax or other similar tax applicable to the transfer of the AQB Shares, if any, shall be paid by Purchaser. Each party shall use all reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

Section 4.04    Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 4.04 shall be void.

Section 4.05    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 4.06    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, as follows:

(i)	if to Purchaser:

c/o Third Security, LLC
The Governor Tyler,
1881 Grove Ave,
Radford, Virginia 24141
Attention: Legal Department
Email: tad.fisher@thirdsecurity.com;
april.jones@thirdsecurity.com

(ii)	if to Seller:

Intrexon Corporation
202374 Seneca Meadows Parkway,

Germantown, Maryland 20876
Attention: Donald P. Lehr
Email: DLehr@dna.com

with a copy to:

Sidley Austin LLP
787 7th Avenue
New York, New York 10019
Attention: Scott M. Freeman; Michael D. Warden
Email: sfreeman@sidley.com; mwarden@sidley.com

Section 4.07    Interpretation; Certain Definitions.

(a)    The headings contained herein, the table of contents hereto and the index of defined terms are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. When a reference is made herein to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. For all purposes of this Agreement, unless otherwise specified herein, (i) “or” shall be construed in the inclusive sense of “and/or”; (ii) words (including capitalized terms defined herein) in the singular shall be construed to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be construed to include the other gender as the context requires; (iii) the terms “hereof” and “herein” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (iv) all references herein to “$” or dollars shall refer to United States dollars. Any cause of action for breach of any representation or warranty contained herein shall accrue, and the statute of limitations period shall begin to run, on the Closing Date. Any cause of action for breach of any covenant contained herein shall accrue, and the statute of limitations period shall begin to run, when the breach first occurs.

(b)    For all purposes hereof:

“Acquisition” is defined in Section 1.01(a).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided however that neither Randal J. Kirk, nor Purchaser nor any Person controlled by either of Randal J. Kirk or Purchaser, other than Seller and its Subsidiaries, shall be deemed to be an Affiliate of Seller. For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” is defined in the preamble.

“AQB Shares” is defined in the preamble.

“Closing” is defined in Section 1.02.

“Closing Date” is defined in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble.

“Consent” is defined in Section 2.03.

“Contract” is defined in Section 2.03.

“Covered Claim” is defined in Section 4.13.

“Exchange Act” is defined in Section 1.03(a).

“Filing” is defined in Section 2.03.

“Governmental Entity” is defined in Section 2.03.

“including” means “including, without limiting the generality of the foregoing”.

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).

“Law” means any Federal, state, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation.

“Lien” means any mortgage, lien, security interest, pledge, equitable interest, charge, conditional sale or other title retention agreement, right of first refusal, hypothecation, option, warrant, claim or encumbrance of any kind.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Proceeding” means any suit, action or proceeding (in each case, whether civil or criminal) commenced, brought, conducted or heard by or before any Governmental Entity.

“Purchase Price” is defined in Section 1.01(a).

“Purchaser” is defined in the preamble.

“Relationship Agreement” is defined in Section 1.01(b).

“Securities Act” is defined in Section 2.06.

“Seller” is defined in the preamble.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person or by another Subsidiary of such first Person).

“Transactions” is defined in Section 1.01(a).

Section 4.08    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.09    Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the sale and purchase of the AQB Shares and supersedes all prior agreements among the parties with respect to the sale and purchase of the AQB Shares. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations with respect to the sale and purchase of the AQB Shares exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Except in the case of intentional breach or actual fraud by Seller, the sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the sale and purchase of the AQB Shares shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement); and the parties hereby agree that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement. Nothing in this Agreement shall be construed to limit any remedy available to Buyer at law or in equity for any intentional breach of this Agreement or actual fraud by Seller.

Section 4.10    Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 4.11    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond in connection with such remedy are waived. Each of the parties hereby irrevocably waives, and agrees not to assert or attempt to assert, by way of motion or other request for leave from the court, as a defense, counterclaim or otherwise, in any Proceeding involving a Covered Claim, any claim or argument that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy.

Section 4.12    Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the County of Montgomery in the Commonwealth of Virginia, for the purposes of any suit, action or other proceeding arising out of this Agreement or any Transaction. Each party agrees to commence any such action, suit or proceeding in the federal and state courts located in the County of Montgomery in the Commonwealth of Virginia. Notwithstanding the foregoing, any party hereto may commence an action, suit or proceeding with any Governmental Entity anywhere in the world for the sole purpose of seeking recognition and enforcement of a judgment of any court referred to in the first sentence of this Section 4.12. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Virginia with respect to any matters to which it has submitted to jurisdiction in this Section 4.12. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in the federal and state courts located in the County of Montgomery in the Commonwealth of Virginia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4.13    GOVERNING LAW. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT) (EACH, A “COVERED CLAIM”), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH COMMONWEALTH, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 4.14    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.14.

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

INTREXON CORPORATION

/s/ Donald P. Lehr
Name:	Donald P. Lehr
Title:	Chief Legal Officer

[Signature Page to Stock Purchase Agreement]

TS AQUACULTURE LLC

/s/ Marcus E. Smith
Name: Marcus E. Smith
Title: Senior Managing Director, General Counsel & Chief Compliance Officer of Third Security, LLC, which is the Manager of TS AquaCulture LLC

[Signature Page to Stock Purchase Agreement]